Exhibit 99.1

GAAP operating income of $45.3 million, up 114.4%, Non-GAAP adjusted operating income of $68.8 million, up 49.9%

WINDSOR, CT, August 1, 2013 (GLOBE NEWSWIRE) – SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced its financial results for the quarter that ended June 30, 2013.

“Our second quarter results are further evidence that our business strategy is on target and our software-enabled services business continues to drive growth, with software-enabled services revenue up 62.6 percent over the same period in 2012,” said Bill Stone, Chairman and Chief Executive Officer, SS&C Technologies Holdings, Inc. “We are building world-class systems and processes and integrating them with subject matter expertise. Our Regulatory Solutions Group which was formed 1 year ago recently signed its 100th customer. We intend to be the thought leader and customer service leader. New capabilities in trading, risk, investor communications, and asset coverage will cement our leadership position”.

Results

SS&C reported GAAP revenue of $177.5 million for the second quarter of 2013, compared to $120.9 million in the second quarter of 2012, a 46.8 percent increase. GAAP operating income for the second quarter of 2013 was $45.3 million, or 25.5 percent of revenue. This represents an increase of 114.4 percent compared to $21.1 million, or 17.5 percent of revenue, in the second quarter of 2012. GAAP net income for the second quarter of 2013 was $26.1 million compared to a GAAP net loss of $5.8 million in the second quarter of 2012. On a fully diluted GAAP basis, earnings per share in the second quarter of 2013 were $0.31 compared to a fully diluted GAAP loss of $0.07 per share in the second quarter of 2012.

Adjusted operating income (a non-GAAP measure defined in note 2 to the attached Condensed Consolidated Financial Information) in the second quarter of 2013 was $68.8 million, or 38.7 percent of adjusted revenue. This represents a 49.9 percent increase compared to $45.9 million, or 37.8 percent of adjusted revenue, in the second quarter of 2012. Adjusted net income (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) for the second quarter of 2013 was $41.0 million compared to $27.2 million in 2012’s second quarter, a 50.5 percent increase. Adjusted diluted earnings per share (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) in the second quarter of 2013 were $0.48 compared to $0.33 in the second quarter of 2012, a 45.5 percent increase.

Annual Run Rate Basis

Annual Run Rate Basis (ARRB) recurring revenue, defined as the sum of maintenance and software-enabled services revenue for the quarter on an annualized basis, was $653.8 million based on maintenance and software-enabled services revenue of $163.5 million for the second quarter of 2013. This represents an increase of 51.5 percent from $107.9 million and $431.5 million annual run-rate in the same period in 2012 and an increase of 1.1 percent from $161.8 million for the first quarter of 2013, an annual run rate of $647.0 million. We believe ARRB of our recurring revenue is a good indicator of visibility into future revenue.

Operating Cash Flow

SS&C ended the quarter with $60.6 million in cash, and $919.0 million in gross debt, for a net debt balance of $858.4 million. SS&C generated net cash from operating activities of $70.0 million for the six months ended June 30, 2013, compared to $35.7 million for the same period in 2012, representing a 96.2 percent increase.

New Los Angeles Office

The increase in our software-enabled services can be attributed primarily to the growth of our alternative investment services. “We continue to see momentum in this business,” said Stone. “Ares Management LLC, a $65.9 billion Los Angeles-based asset management firm, which signed a Strategic Partnership Agreement with SS&C GlobeOp to provide certain administrative support services. In conjunction with such Strategic Partnership Agreement, SS&C has entered into a long-term lease in Century City to facilitate this opportunity.”

Guidance

	Q3 2013	FY 2013
Adjusted Revenue ($M)	$179.0 - $183.0	$714.0 - $722.0
Adjusted Net Income ($M)	$42.5 - $44.0	$165.0 - $167.5
Cash from Operating Activities ($M)	N/A	$181.0 - $187.0
Capital Expenditures (% of revenue)	N/A	2.4% - 2.8%
Diluted Shares (M)	86.9 - 87.2	85.5 - 85.9
Effective Income Tax Rate (%)	30%	30%

Non-GAAP Financial Measures

Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Condensed Consolidated Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.

Earnings Call and Press Release

SS&C’s Q2 earnings call will take place at 5:00 p.m. eastern time today, August 1, 2013. The call will discuss Q2 2013 results and our guidance and business outlook. Interested parties may dial 877-312-8798 (U.S. and Canada) or 253-237-1193 (International) and request the “SS&C Technologies 2013 Second Quarter Earnings Conference Call,” conference ID # 17176429. A replay will be available after 8:00 p.m. eastern time on August 1, 2013, until midnight on August 8, 2013. The dial-in number is 855-859-2056 (U.S. and Canada) 404-537-3406 (International); access code # 17176429. The call will also be available for replay on SS&C’s website after August 1, 2013; access: http://investor.ssctech.com/results.cfm.

Certain information contained in this press release relating to, among other things, our financial guidance for the third quarter and full year of 2013, constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, exposure to litigation, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, and those risks discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission and can also be accessed on our website. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. Some 5,500 financial services organizations, from the world’s largest institutions to local firms, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over $26 trillion in assets.

Follow SS&C on Twitter, Linkedin and Facebook. The SS&C Technologies logo is available at www.globenewswire.com/newsroom/prs/?pkgid=8587

For more information

Patrick Pedonti Chief Financial Officer Tel: +1-860-298-4738

E-mail: InvestorRelations@sscinc.com

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operation

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Revenues:
Software-enabled services	$138,047	$84,889	$273,786	$149,464
Software licenses	6,626	5,768	12,696	9,578
Maintenance	25,410	22,976	51,425	42,474
Professional services	7,374	7,217	12,768	13,009

Total revenues	177,457	120,850	350,675	214,525

Cost of revenues:
Software-enabled services	80,245	47,063	160,972	79,975
Software licenses	1,348	1,543	2,622	2,845
Maintenance	10,283	9,789	20,803	18,455
Professional services	4,885	4,705	9,805	8,677

Total cost of revenues	96,761	63,100	194,202	109,952

Gross profit	80,696	57,750	156,473	104,573

Operating expenses:
Selling and marketing	10,563	8,286	20,027	15,658
Research and development	13,639	10,646	27,441	19,285
General and administrative	11,202	8,271	21,717	12,859
Transaction costs	—	9,421	—	13,574

Total operating expenses	35,404	36,624	69,185	61,376

Operating income	45,292	21,126	87,288	43,197
Interest expense, net	(11,784)	(4,485)	(24,289)	(5,034)
Other income (expense), net	2,370	(18,543)	2,516	(14,417)
Loss on extinguishment of debt	—	(4,355)	—	(4,355)

Income (loss) before income taxes	35,878	(6,257)	65,515	19,391
Provision (benefit) for income taxes	9,759	(497)	17,967	7,268

Net income (loss)	$26,119	$(5,760)	$47,548	$12,123

Basic earnings (loss) per share	$0.32	$(0.07)	$0.59	$0.16

Basic weighted average number of common shares outstanding	81,186	78,098	80,268	77,908

Diluted earnings (loss) per share	$0.31	$(0.07)	$0.56	$0.15

Diluted weighted average number of common and common equivalent shares outstanding	85,280	78,098	84,550	82,491

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash	$60,586	$86,160
Accounts receivable, net	97,372	91,690
Prepaid income taxes	21,738	9,651
Deferred income taxes	5,681	5,408
Prepaid expenses and other current assets	24,504	11,548
Restricted cash	2,460	2,460

Total current assets	212,341	206,917
Property and equipment, net	53,703	55,039
Deferred income taxes	1,100	1,459
Goodwill	1,526,428	1,559,607
Intangible and other assets, net	489,045	539,883

Total assets	$2,282,617	$2,362,905

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$20,196	$22,248
Accounts payable	8,542	10,528
Income taxes payable	—	1,314
Accrued employee compensation and benefits	22,931	39,812
Other accrued expenses	32,543	22,650
Deferred maintenance and other revenue	59,655	63,700

Total current liabilities	143,867	160,252
Long-term debt, net of current portion	890,618	989,890
Other long-term liabilities	17,421	17,102
Deferred income taxes	115,139	120,158

Total liabilities	1,167,045	1,287,402
Total stockholders’ equity	1,115,572	1,075,503

Total liabilities and stockholders’ equity	$2,282,617	$2,362,905

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended
	June 30, 2013	June 30, 2012
Cash flow from operating activities:
Net income	$47,548	$12,123
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49,742	25,885
Stock-based compensation expense	4,035	2,412
Income tax benefit related to exercise of stock options	(4,941)	(1,592)
Amortization of loan origination costs and original issue discount	2,988	6,445
Loss on sale or disposition of property and equipment	322	1
Deferred income taxes	(4,474)	(2,157)
Provision for doubtful accounts	314	272
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	(6,418)	(8,286)
Prepaid expenses and other assets	(4,712)	6,237
Accounts payable	(2,248)	(464)
Accrued expenses	(14,245)	1,643
Income taxes prepaid and payable	5,600	(8,208)
Deferred maintenance and other revenue	(3,506)	1,362

Net cash provided by operating activities	70,005	35,673

Cash flow from investing activities:
Additions to property and equipment	(7,724)	(4,817)
Proceeds from sale of property and equipment	55	—
Cash paid for business acquisitions, net of cash acquired	—	(957,539)
Additions to capitalized software	(428)	(322)
Other	—	87

Net cash used in investing activities	(8,097)	(962,591)

Cash flow from financing activities:
Cash received from debt borrowings, net of loan origination costs	—	1,304,980
Repayment of debt	(102,000)	(290,000)
Proceeds from exercise of stock options	14,086	7,468
Payment of contingent consideration	—	(1,800)
Income tax benefit related to exercise of stock options	4,941	1,592
Other	(1,917)	—

Net cash (used in) provided by financing activities	(84,890)	1,022,240

Effect of exchange rate changes on cash	(2,592)	(1,168)

Net (decrease) increase in cash	(25,574)	94,154
Cash, beginning of period	86,160	40,318

Cash, end of period	$60,586	$134,472

Supplemental disclosure of non-cash activities:
Excess tax benefit related to stock option exercises	$12,956	$—

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Information

Note 1. Reconciliation of Revenue to Adjusted Revenue

Adjusted revenue represents revenue adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenue is presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenue is not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenue does not represent revenue, as that term is defined under GAAP, and should not be considered as an alternative to revenue as an indicator of our operating performance. Adjusted revenue as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted revenue and revenue, the GAAP measure we believe to be most directly comparable to adjusted revenue.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2013	2012	2013	2012
Revenue	$177,457	$120,850	$350,675	$214,525
Purchase accounting adjustments to deferred revenue	22	351	136	351

Adjusted revenue	$177,479	$121,201	$350,811	$214,876

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for amortization of acquisition-related intangible assets and purchase accounting adjustments for deferred revenue and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of the underlying performance of the Company. Adjusted operating income is not a recognized term under GAAP. Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2013	2012	2013	2012
Operating income	$45,292	$21,126	$87,288	$43,197
Amortization of intangible assets	21,174	13,564	42,192	22,420
Stock-based compensation	1,929	1,183	4,035	2,412
Capital-based taxes	—	—	—	(765)
Unusual or non-recurring charges	395	9,691	(15)	14,375
Purchase accounting adjustments	(24)	300	41	248
Other	—	—	—	—

Adjusted operating income	$68,766	$45,864	$133,541	$81,887

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA

EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in March 2013, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities as indicators of our operating performance. The following is a reconciliation of EBITDA, consolidated EBITDA and adjusted consolidated EBITDA to net income.

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30, 2013
(in thousands)	2013	2012	2013	2012
Net income (loss)	$26,119	$(5,760)	$47,548	$12,123	$81,245
Interest expense, net	11,784	8,840	24,289	9,389	51,756
Taxes	9,759	(497)	17,967	7,268	35,364
Depreciation and amortization	24,990	15,680	49,742	25,885	99,671

EBITDA	72,652	18,263	139,546	54,665	268,036
Stock-based compensation	1,929	1,183	4,035	2,412	7,213
Capital-based taxes	—	—	—	(765)	(20)
Acquired EBITDA and cost savings	—	12,238	—	12,238	632
Unusual or non-recurring charges	(1,976)	28,235	(2,532)	28,793	304
Purchase accounting adjustments	(24)	300	41	248	687
Other	6	(48)	217	(91)	291

Consolidated EBITDA	72,587	60,171	141,307	97,500	277,143
Less: acquired EBITDA	—	(12,238)	—	(12,238)	(632)

Adjusted Consolidated EBITDA	$72,587	$47,933	$141,307	$85,262	$276,511

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share are important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items that are not operational in nature or comparable to those of our competitors. The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2013	2012	2013	2012
GAAP – Net income (loss)	$26,119	$(5,760)	$47,548	$12,123
Plus: Amortization of intangible assets	21,174	13,563	42,192	22,419
Plus: Amortization of deferred financing costs and original issue discount	1,600	531	2,988	589
Plus: Stock-based compensation	1,929	1,183	4,035	2,412
Plus: Capital-based taxes	—	—	—	(765)
Plus: Unusual and non-recurring items	(1,976)	28,235	(2,532)	28,793
Plus: Loss on extinguishment of debt	—	4,355	—	4,355
Plus: Purchase accounting adjustments	(24)	300	41	248
Income tax effect (1)	(7,815)	(15,166)	(15,704)	(19,837)

Adjusted net income	$41,007	$27,241	$78,568	$50,337

Adjusted diluted earnings per share	$0.48	$0.33	$0.93	$0.61
GAAP diluted earnings per share	$0.31	$(0.07)	$0.56	$0.15
Diluted weighted-average shares outstanding	85,280	82,822	84,550	82,491

(1)	An estimated normalized effective tax rate of 30% has been used to adjust the provision for income taxes for the purpose of computing adjusted net income.